CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement on Form S-1/A Amendment Number 2 of our report dated April 17, 2008, relating to the financial statements of Cicero Resources Corp., and to the reference to our Firm under the caption "Experts" in the Prospectus.

/s/ Kempisty & Company CPAs PC Kempisty & Company CPAs PC Certified Public Accountants, P.C.

August 6, 2009
New York, New York